UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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THE TIMBERLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

April 12, 2011

TO THE STOCKHOLDERS:

The Board of Directors and Officers of The Timberland Company invite you to attend the 2011 Annual Meeting of Stockholders to be held on Thursday, May 26, 2011, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire.

Your vote is important. Instructions on how to vote are contained in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy card by mail, you may mark, sign, date and return the proxy card in the envelope provided.

Cordially,

Sidney W. Swartz
Chairman

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 26, 2011

Time:	9:00 a.m.

Location:	The Timberland Company World Headquarters 200 Domain Drive Stratham, New Hampshire

Purposes for Meeting:

1.	Fix the number of directors at ten for the coming year, subject to further action by the Board of Directors as provided in the Company’s By-Laws, and to elect ten directors to hold office until their successors are duly elected and qualified;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	Hold an advisory vote on executive compensation;

4.	Hold an advisory vote on the frequency of holding future advisory votes on executive compensation; and

5.	Transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining seven directors and on all other proposals listed above.

You will receive notice of and may vote and act at the Annual Meeting only if you were a stockholder of record at the close of business on Friday, April 1, 2011.

Important Notice Regarding the Availability of Proxy Materials
for the 2011 Annual Meeting to be held on May 26, 2011

Our Proxy Statement and Annual Report to Stockholders are available on the Internet at www.edocumentview.com/TBL. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about April 14, 2011. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who request them. Please see page 1 of this Proxy Statement for more information on how these materials will be distributed.

By Order of the Board of Directors

Danette Wineberg
Secretary

April 12, 2011

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

PROXY STATEMENT

April 12, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of The Timberland Company, a Delaware corporation, is sending you the enclosed proxy in connection with its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 26, 2011, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire. Throughout this Proxy Statement, we will refer to ourselves as “The Timberland Company”, “Timberland”, “we”, “our”, “its” or the “Company”. The purposes of the Annual Meeting are to:

1.	fix the number of directors at ten for the coming year and to elect ten directors to hold office until their successors are duly elected and qualified;

2.	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	hold an advisory vote on executive compensation;

4.	hold an advisory vote on the frequency of holding future advisory votes on executive compensation; and

5.	transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

Voting Rights and Outstanding Shares

You may vote at the Annual Meeting only if you were a stockholder of record as of the close of business on Friday, April 1, 2011, which we refer to as the record date. As of the record date, the following numbers of shares of the Company’s Common Stock were outstanding:

Number of Shares
Class of Common Stock	Outstanding

Class A Common Stock, $.01 par value (“Class A Common Stock”)	41,176,245
Class B Common Stock, $.01 par value (“Class B Common Stock”)	10,568,389

We intend to begin mailing our Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or about April 14, 2011. Stockholders may then access our Proxy Statement and our Annual Report to Stockholders (including our Annual Report on Form 10-K) on the Internet and vote over the Internet or by telephone, or request delivery of a full set of materials by mail or e-mail. The proxy materials will be posted on the Internet, at www.edocumentview.com/TBL, no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive copies of the proxy materials by mail or e-mail unless you request them in the manner set forth in the Notice.

The Notice contains important information, including:

•	The date, time and location of the Annual Meeting;

•	A brief description of the matters to be voted on at the Annual Meeting;

•	A list of the proxy materials available for viewing on the Internet at www.edocumentview.com/TBL and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials on the Internet, how to vote your shares on the Internet, and how to get copies of the proxy materials by mail or e-mail, if that is your preference.

We bear all costs of solicitation of proxies. We may solicit proxies personally or by telephone, mail, telegram or the Internet. None of the Company’s directors, officers or employees will be specially compensated for soliciting proxies. The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our Proxy Statement and other required

Annual Meeting materials to two or more stockholders sharing the same address. The envelope must contain a separate Notice for each stockholder at the shared address and each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe these rules are beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive our proxy materials in the mail, receive a separate copy of these materials. If you are a registered holder and consented to the householding program and wish to revoke your consent for future years, or if you are a registered holder and have elected to receive proxy materials by mail at an address shared by more than one stockholder and want to receive a separate copy of these materials for our 2011 Annual Meeting, please contact Computershare by telephone at (877) 282-1168, by Internet at www.computershare.com, or in writing at P.O. Box 43078, Providence, Rhode Island, 02940-3078. If you are a beneficial owner of shares held in street name, please contact the holder of record directly if you have questions, require additional copies of the Notice, Proxy Statement or Annual Report, or wish to receive multiple sets of materials by revoking your consent to householding.

If you received more than one Notice or set of proxy materials, you may have multiple accounts in which shares of the Company are held. You should vote all of the shares represented by such Notices and proxy materials. Certain brokers and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker or nominee for more information. Additionally, our transfer agent, Computershare, can assist you if you want to consolidate multiple registered accounts existing in your name. You may contact Computershare by telephone at (877) 282-1168 or by Internet at www.computershare.com.

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the website, www.edocumentview.com/TBL. If you requested a paper copy of the proxy materials, voting instructions are contained in the proxy card enclosed with those materials.

•	If you are a registered stockholder, there are three ways to vote your shares before the meeting:

By Internet (www.envisionreports.com/TBL): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 25, 2011. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone (1-800-652-VOTE (8683)):  Submit your vote by telephone until 11:59 p.m. EDT on May 25, 2011. Have your Notice of Internet Availability of Proxy Materials with you when you call and follow the instructions you receive from the telephone voting site.

By mail:  If you requested delivery of a copy of the proxy materials by mail, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope provided. To be valid, proxy cards must be received before the start of the Annual Meeting.

•	If your shares are held in street name, the holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a copy of our proxy materials by mail or e-mail. If you received these materials in paper form, the materials included a voting instruction card so you can instruct the holder of record how to vote your shares.

If you are a registered stockholder, you may vote any shares registered in your name in person at the Annual Meeting as the stockholder of record as of the record date.

If your shares are held in street name, you are not a holder of record of those shares and cannot vote them in person at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend the Annual Meeting and vote your street name shares at the Annual Meeting, you should request a legal proxy from the holder of record and bring it with you to the meeting.

If you properly return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at ten and to elect all ten nominees, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, to approve the compensation of our named executive officers, and to approve holding future advisory votes on executive compensation every year.

You may revoke your proxy at any time before the Annual Meeting by either:

•	voting again by Internet or telephone prior to 11:59 p.m. EDT on May 25, 2011;

•	attending the Annual Meeting and voting in person; or

•	filing with the Secretary of the Company an instrument of revocation or an executed proxy bearing a later date.

If your shares are held in street name, you should contact the holder of record about revoking your voting instructions and changing your vote prior to the meeting.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with his, her or their judgment. If a nominee for director is unable to serve as a director, the persons appointed as proxy may, in his, her or their discretion, vote for another person as director or vote to reduce the number of directors to less than ten, as the Board of Directors may recommend. The Company believes that all of the nominees will be available to serve.

Quorum

A quorum of our stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company’s By-Laws, a majority of the voting power of all stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum.

To determine the presence of a quorum, in addition to shares voted for or against any matter, the following will count as shares present:

•	shares represented by proxies that withhold authority to vote for a nominee for director;

•	shares represented by proxies that indicate an abstention to vote for any matter; and

•	“broker non-votes” (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

Required Votes and Method of Tabulation

You are entitled to one vote for each share of Class A Common Stock you hold and ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class with respect to the election of nominees Edward W. Moneypenny, Peter R. Moore and Terdema L. Ussery, II as directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class with respect to the election of nominees Sidney W. Swartz, Jeffrey B. Swartz, Catherine E. Buggeln, André J. Hawaux, Kenneth T. Lombard, Bill Shore and Carden N. Welsh as directors, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm, the approval of the compensation of our named executive officers, and the advisory vote on the frequency with which future advisory votes on executive compensation should be held.

We will appoint one or more inspectors of elections who will count the votes cast by proxy or in person at the Annual Meeting. Under our By-Laws, the ten nominees for election as directors who receive the greatest number of votes properly cast at the Annual Meeting will be elected. Under our By-Laws, an affirmative vote of a majority of the votes properly cast at the Annual Meeting is necessary to ratify the appointment of

Deloitte & Touche LLP as the Company’s independent registered public accounting firm, approve, on an advisory basis, the compensation of our named executive officers, and approve, on an advisory basis, the frequency with which future advisory votes on executive compensation should be held. For the advisory vote on the frequency with which future advisory votes on executive compensation should be held, if none of the frequency alternatives receive a majority vote, we will consider the frequency that receives the highest number of votes properly cast by stockholders to be the frequency that has been selected by stockholders.

For purposes of the vote required under our By-Laws, we will not treat abstentions or broker non-votes as votes cast. Therefore, they will have no effect on the voting for any matter to be voted on at the Annual Meeting under our By-Laws. A broker non-vote occurs when a broker submits a proxy card for shares held in a fiduciary capacity (often referred to as being held in street name), but does not indicate a vote on a particular matter because the broker has not received voting instructions and does not have discretion to vote on that matter without such instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. At this year’s Annual Meeting, the only routine matter is the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

ITEM 1.  ELECTION OF DIRECTORS

The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company’s By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The Board of Directors or the stockholders may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

The current Board of Directors consists of twelve members. The incumbent directors were elected at the 2010 Annual Meeting of Stockholders, except for André J. Hawaux, who was appointed by the Board of Directors on December 2, 2010. Ian W. Diery, John A. Fitzsimmons and Virginia H. Kent will not stand for re-election as they have served on the Board of Directors for 15 years in the cases of Mr. Diery and Mr. Fitzsimmons and 12 years in the case of Ms. Kent (as of the 2011 Annual Meeting of Stockholders). The Board of Directors recommends the following nominees for election at the Annual Meeting. These nominees were recommended to the Board by the Governance and Nominating Committee.

Information with Respect to Nominees

The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Sidney W. Swartz (1978)	75	Sidney Swartz has been the Company’s Chairman of the Board since June 1986. Sidney Swartz also was the Company’s Chief Executive Officer and President from June 1986 until June 1998. Sidney Swartz, individually and through a trust, controls more than 50% of the voting power of the Company’s outstanding voting stock. He and his family founded the Company. As an industry leader, he has been nominated by the Board to continue to serve as a director due to his long-standing leadership and knowledge of all aspects of the Company’s business.
Jeffrey B. Swartz (1990)	51	Jeffrey Swartz has been the Company’s President and Chief Executive Officer since June 1998. Jeffrey Swartz is the son of Sidney Swartz. He has been an employee of the Company since 1986. The Board nominated Jeffrey Swartz to serve as a director due to his service as President and Chief Executive Officer of the Company, which makes him uniquely able to convey to the rest of the Board his close knowledge of and insights with respect to the Company’s operations and strategy. From 2005 to 2010, Jeffrey Swartz served as a director of Limited Brands Inc., a publicly-traded specialty retailer of women’s apparel, beauty and personal care products and accessories.
Catherine E. Buggeln	50	Ms. Buggeln is a retail business leader who has provided business strategy and brand management consulting services for the past six years. Ms. Buggeln currently serves on the Board of Directors of Ascena Retail Group, Inc. (owner of the Dress Barn, Maurices and Tween brands), Noble Biomaterials, Inc. and Vitamin Shoppe, Inc. Ms. Buggeln also serves on the Board of Directors of Business Council for Peace (Bpeace), which is a non-profit network of business professionals that helps to expand the economic power of women by assisting entrepreneurs in conflict-affected countries, and Kandahar Treasure. Ms. Buggeln was previously the Senior Vice President, Strategic Planning and Business Development at Coach, Inc. and served on the Board of Directors of Stuart Weitzman, Spire and Circles. The Board nominated Ms. Buggeln for her extensive experience with retail and consumer goods businesses, including multi-channel growth strategies, brand stewardship and development, and marketing and market research. In addition, the Board considered Ms. Buggeln’s commitment to positive social change through her work with Bpeace and Kandahar Treasure.

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

André J. Hawaux (2010)	50	Mr. Hawaux is the President of Consumer Foods for ConAgra Foods, Inc. and has held this position since January 2009. Prior to this, Mr. Hawaux was Executive Vice President and Chief Financial Officer for ConAgra Foods since 2006. Prior to ConAgra Foods, Mr. Hawaux spent more than 25 years at PepsiCo Inc. in a variety of executive positions of increasing responsibility. The Board nominated Mr. Hawaux for his financial expertise and business experience in successfully leading internationally-recognized businesses, particularly from strategic development, brand marketing and international operations perspectives. Mr. Hawaux also serves on the Board of Directors for USTA Serves, the philanthropic and charitable entity of the United States Tennis Association.
Kenneth T. Lombard (2005)	56	Mr. Lombard is currently the Chief Investment Officer and a Partner of Capri Capital Partners, a multi-billion dollar global real estate investment and development firm. Mr. Lombard was formerly the President of Starbucks Entertainment, a business unit of Starbucks Coffee Company, a leading roaster and retailer of specialty coffee, from 2004 to 2008. From 1992 to 2004, Mr. Lombard was the co-founder and President of Johnson Development Corporation, an urban real estate development company. The Board nominated Mr. Lombard based on his varied experience in business and finance, from real estate development to investment banking to retail operations expansion to marketing. The Board also considered his prior experience on and contributions to the Board.
Edward W. Moneypenny (2005)	69	Mr. Moneypenny was the Senior Vice President — Finance and Chief Financial Officer of 7-Eleven, Inc., a worldwide chain of convenience stores, from 2002 until his retirement in January 2006. The Board nominated Mr. Moneypenny for the substantial experience he gained as the chief financial officer for a variety of companies ranging from the energy industry to, more recently, 7-Eleven, Inc. In nominating Mr. Moneypenny, the Board also considered his years of experience on and contributions to the Board. Mr. Moneypenny is a certified public accountant (inactive) registered in the state of Pennsylvania. Mr. Moneypenny also serves on the Board of Directors of New York & Company, Inc., a publicly-traded specialty retailer of women’s fashion and accessories, and as a member of the Board of Trustees of Saint Joseph’s University in Philadelphia, Pennsylvania.

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Peter R. Moore (2005)	56	Mr. Moore has been President of the EA SPORTStm business unit of Electronic Arts Inc., a developer and publisher of interactive entertainment software for video game systems, personal computers and the Internet, since August 2007. Prior to this, Mr. Moore was Corporate Vice President, Interactive Entertainment Business of Microsoft Corporation, a provider of a wide range of software, services and Internet technologies for personal and business computing, since January 2003. From 1999 to 2003, Mr. Moore served first as Senior Vice President of Marketing and then as President and Chief Operating Officer of Sega of America, Inc., a manufacturer of video game consoles and software. The Board nominated Mr. Moore for his business experience in successfully leading internationally-recognized franchises from the footwear industry to the computer and software industry. The Board also considered Mr. Moore’s prior experience on and contributions to the Board in connection with his nomination.
Bill Shore (2001)	56	Mr. Shore founded Share Our Strength, a leading anti-hunger and anti-poverty organization, in 1984 and is currently its President. Mr. Shore is also Chairman of Community Wealth Ventures, Inc., a for-profit subsidiary of Share Our Strength assisting non-profit organizations with business ventures and corporate partnerships and helping corporations implement community investment strategies. Mr. Shore was an adjunct professor at New York University’s Stern School of Business and is currently a program advisor to Harvard’s Catherine B. Reynolds Foundation Fellowships in Social Entrepreneurship. The Board nominated Mr. Shore for his extensive leadership experience in the public sector and his demonstrated commitment to corporate social responsibility through public-private partnerships. In addition, in nominating Mr. Shore, the Board considered his significant experience on and contributions to the Board.
Terdema L. Ussery, II (2005)	52	Mr. Ussery has been the President and Chief Executive Officer of the Dallas Mavericks, a National Basketball Association franchise, since 1997. Mr. Ussery has also been the Chief Executive Officer of HDNet, a high definition national television network, since 2001. The Board nominated Mr. Ussery both as a result of his experience in his current positions with the Mavericks and HDNet as well as for his successful track record of leading other high-profile companies. The Board also considered Mr. Ussery’s prior experience on and contributions to the Board in connection with his nomination. Mr. Ussery serves as a director of Treehouse Foods, Inc., a publicly-traded provider of quality food products primarily for the private label and foodservice industries, and served as a director of Entrust Inc., a publicly-traded (prior to being acquired in 2009) provider of identity and access management security software and services, from 2006 to 2009.

Name and Year		Principal Occupation During the Past Five Years,
First Elected Director	Age	Directorships of Other Public Companies and Certain Other Information

Carden N. Welsh (2009)	57	Mr. Welsh has been the Company’s Senior Vice President and Chief Administrative Officer since September 2007. Prior to this, Mr. Welsh was the Treasurer of a New Hampshire U.S. Congressional Campaign in 2007; served on the Advisory Board of The Trust for Public Land — New Hampshire from 2006 to 2007; and was undertaking Masters studies at the University of New Hampshire from 2003 to 2006. From 1998 to 2003, Mr. Welsh served as the Company’s Senior Vice President, International and, from 1991 to 1998, Mr. Welsh served as the Company’s Vice President and Treasurer. The Board nominated Mr. Welsh based on his long-standing service and extensive experience in senior management positions at the Company, and other international companies such as PepsiCo Inc. and Commodore International, Ltd. In addition, the Board values Mr. Welsh’s ability to convey his close knowledge of and insight into the Company’s operations and strategy to the rest of the Board as a result of his current management position.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE ELECTION OF ALL 10 NOMINEES FOR DIRECTOR.

Corporate Governance and Code of Ethics

The Board of Directors has established corporate governance principles for the Board of Directors and committees thereof to follow regarding effective corporate governance and compliance with laws and regulations. The corporate governance principles require the Board of Directors to appoint a Lead Director if the Chairman of the Board of Directors is not independent. Therefore, because Sidney W. Swartz, the Chairman of the Board, is not independent, the Board of Directors appointed John A. Fitzsimmons as the Lead Director. The Lead Director, among other duties, acts as the presiding director at executive sessions of the non-management members of the Board of Directors and assists the Board of Directors and management in setting the agenda for each meeting of the Board of Directors. In addition, the Company has chosen to separate the positions of Chief Executive Officer and Chairman of the Board. The Company believes this separation results in a diversity of viewpoints and better balances the responsibilities incumbent upon each position.

The Board and its committees oversee all aspects of the Company’s business, including risk management. On a continual basis, the Board assesses risks to the Company’s business by evaluating the Company’s strategic plans in light of market and economic conditions. In addition, the Board receives reports from each of its standing committees regarding each committee’s particularized areas of focus, as further described below under the heading “Committees of the Board of Directors and Board of Directors Independence.” On an annual basis, the Audit Committee reviews, analyzes and provides feedback on a comprehensive enterprise risk assessment prepared by management. The assessment includes identification and analysis of key enterprise risks and related controls and other mitigation measures. The Audit Committee also meets regularly in executive sessions with the Company’s independent auditor, General Counsel and Director of Internal Audit, and reports any findings or issues to the full Board.

We have also adopted a Code of Ethics that applies to all directors, executives, and employees of the Company to deter wrongdoing and promote ethical conduct, compliance with laws and internal reporting of wrongdoing. The corporate governance principles, the Code of Ethics and the charter for each of the committees of the Board of Directors are available on the Company’s website, www.timberland.com, and may also be obtained by writing to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885.

Stockholder Communications to the Board of Directors

Stockholders and other interested parties may send communications to the non-management members of the Board of Directors. Stockholders may send their written communications to the Secretary of the Company at 200 Domain Drive, Stratham, New Hampshire 03885 and all communications will be given directly to the non-management directors unless they would be more appropriately addressed by other departments within the Company, such as customer or vendor services.

Committees of the Board of Directors and Board of Directors Independence

Committees of the Board

The Board of Directors has the following standing committees: Governance and Nominating Committee, Management Development and Compensation Committee, Audit Committee, and Corporate Social Responsibility Committee. As noted above, each of these committees has a charter, a copy of which is available on our website at www.timberland.com or by writing to the Secretary of the Company at 200 Domain Drive, Stratham, New Hampshire 03885.

During 2010, the Board of Directors and its committees held the following numbers of meetings:

2010 Meetings

Board of Directors	5
Governance and Nominating Committee	6
Management Development and Compensation Committee	6
Audit Committee	10
Corporate Social Responsibility Committee	3

All directors attended at least 75% of the total number of meetings held in 2010 of the Board of Directors and the committees of the Board on which he or she served. The Company expects all nominees for the Board of Directors to attend the Annual Meeting of Stockholders. All members of and nominees for the Board of Directors attended last year’s Annual Meeting, except for Mr. Lombard.

The membership and responsibilities of each of these committees is described in greater detail below.

The Governance and Nominating Committee

The members of the Governance and Nominating Committee are Terdema L. Ussery, II, Chair, John A. Fitzsimmons, Virginia H. Kent and Bill Shore. The Governance and Nominating Committee’s responsibilities include, but are not limited to:

•	reviewing the organization, role and structure of the Board including the nature and extent of delegation of responsibilities to committees of the Board and reviewing directors’ compensation;

•	developing, reviewing, evaluating and recommending to the Board for adoption corporate governance principles applicable to the Company;

•	making recommendations to the full Board with respect to membership on committees and chairmanship of committees;

•	recommending to the Board guidelines and criteria for Board membership and identifying and reviewing candidates for election to the Board and making recommendations relative to their election as directors;

•	periodically evaluating the composition of the Board and the effectiveness of the Board, and overseeing the evaluation of the Board and its committees, including its own performance, annually; and

•	communicating with management to ensure that materials and information provided to the Board are appropriate to enable the Board to fulfill its responsibilities.

The Governance and Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Governance and Nominating Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, business and personal attributes that are best suited to further the Company’s mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. In accordance with the Company’s governance principles, the Committee will consider the following factors, among others, in evaluating the composition of the Board and its committees as well as Committee or stockholder recommended nominees: a candidate’s experience, skills, and other qualifications in view of the specific needs of the Board and the Company; diversity of background, including but not limited to viewpoint, professional experience, education, skills, race, gender and national origin; and high ethical standards, integrity and proven business judgment. The Committee thoroughly considers each of these factors in light of then current and anticipated Board structure and needs. The Company’s Chief Executive Officer discusses all prospective nominees with the Committee. The Committee further evaluates each nominee based on the criteria described above prior to approving a nominee for election to the Board. In accordance with the Committee’s charter, the Committee periodically evaluates the overall composition and effectiveness of the Board and its committees.

To be considered by the Governance and Nominating Committee for nomination and inclusion in the Company’s Proxy Statement for its 2012 Annual Meeting of Stockholders, stockholder recommendations must be received by the Company’s Secretary no later than December 14, 2011. Stockholders should write to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885 and such recommendations must include: (i) the name and address of the candidate, (ii) a brief biographical description as well as qualifications, taking into consideration the criteria described above, and (iii) a signed consent from the candidate indicating his or her consent to be named in the proxy statement and serve if elected.

The Management Development and Compensation Committee

The members of the Management Development and Compensation Committee are Kenneth T. Lombard, Chair, John A. Fitzsimmons, Edward W. Moneypenny and Peter R. Moore. The Management Development and Compensation Committee’s responsibilities include, but are not limited to:

•	determining and presenting to the Board, other than management directors, for its ratification the compensation of the Chairman, and of the President and Chief Executive Officer;

•	determining the compensation of the Chief Financial Officer and other executive officers as determined by the committee on an annual basis;

•	reviewing, adopting and revising succession plans for the positions of Chairman, President and Chief Executive Officer and other key executive positions;

•	reviewing the general principles on which the Company bases its compensation, benefits and management development and succession policies and practices for all employees of the Company;

•	supervising the administration of the Company’s 2007 Incentive Plan, and other non-equity based benefit plans;

•	consulting with the Governance and Nominating Committee regarding compensation for members of the Board; and

•	evaluating its own performance annually.

The Corporate Social Responsibility Committee

The members of the Corporate Social Responsibility Committee are Bill Shore, Chair, Virginia H. Kent, Kenneth T. Lombard and Peter R. Moore. The Corporate Social Responsibility Committee’s responsibilities include, but are not limited to:

•	reviewing and monitoring the Company’s corporate social responsibility work;

•	reviewing and discussing corporate social responsibility initiatives and goals in view of the Company’s business strategy, including impact and relationship to business objectives and creation of stockholder value;

•	reviewing and discussing applicable social, economic and environmental trends; and

•	ensuring alignment between the Company’s executive officers and the Board on corporate social responsibility goals and the effectiveness of external communications regarding the Company’s corporate social responsibility programs.

The Audit Committee

Edward W. Moneypenny, Chair, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Terdema L. Ussery, II are the members of our Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All of the members of our Audit Committee are independent (as defined in the New York Stock Exchange’s listing standards). The Board has determined that there is at least one audit committee financial expert serving on the Audit Committee. Mr. Moneypenny is the named audit committee financial expert. The primary purpose of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process and its responsibilities include, but are not limited to:

•	monitoring the integrity of the Company’s financial statements;

•	ensuring the Company’s compliance with legal and regulatory requirements;

•	retaining and, if appropriate, dismissing the Company’s independent registered public accounting firm;

•	establishing the qualifications, and monitoring the independence and performance, of the Company’s independent registered public accounting firm;

•	monitoring the performance of the Company’s internal audit function; and

•	assessing the adequacy of the Company’s systems of internal accounting and financial controls.

The Audit Committee Report

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 with the Company’s management, (2) discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, (3) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and (4) discussed with Deloitte & Touche LLP their independence as the Company’s independent registered public accountants.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors recommended, that the audited consolidated financial statements for the fiscal year ended December 31, 2010 be included in the Company’s

2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee:
Edward W. Moneypenny, Chair
Ian W. Diery
John A. Fitzsimmons
Virginia H. Kent
Terdema L. Ussery, II

Audit and Non-Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for professional services rendered in each of the fiscal years ended December 31, 2010 and December 31, 2009 were as follows:

Audit Fees:  $2,540,725 and $2,559,721, respectively, for professional services necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered and expenses incurred for the Company’s annual financial statements (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Such fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the Securities and Exchange Commission;

Audit-Related Fees:  There were no audit-related fees for 2010 and 2009 that are not included in the preceding paragraph;

Tax Fees:  $90,758 and $117,995, respectively, for professional services rendered for tax compliance, tax advice, and tax planning; and

All Other Fees:  $53,167 and $44,507, respectively, for products and services other than the services specified under Audit Fees, Audit-Related Fees and Tax Fees. These products and services primarily consisted of tax services for Sidney Swartz.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. During fiscal 2010 and 2009, all audit and non-audit services performed by Deloitte were pre-approved in accordance with these policies and procedures.

Audit Committee Pre-Approval of Audit and Non-Audit Services

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by the Company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accounting firm is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the Audit Committee. The Audit Committee has delegated pre-approval authority to its Chair to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chair of the Audit Committee must be presented at the next Audit Committee meeting for its review and ratification.

Board Independence

We believe that all of the members of our Board of Directors, other than Sidney Swartz, Jeffrey Swartz and Carden Welsh, are independent. While we believe, therefore, that the majority of the members of our Board of Directors are independent, the Company is exempt from the listing standards of the New York Stock Exchange requiring that a majority of the Board be independent and that all of the members of the compensation and nominating committees be independent. The Company is relying on the “controlled company” exemption provided by the New York Stock Exchange rules based on the fact that more than 50% of the voting power of the Company’s outstanding voting stock is held by Sidney Swartz and The Sidney W. Swartz 1982 Family Trust.

The Board has not adopted categorical standards with respect to director independence as it believes it is more appropriate to make independence determinations taking into account all factors and circumstances that it considers relevant. In May 2010, the Board concluded that no proposed member of the Audit Committee, including any family member, had any personal or financial relationship with the Company that would affect the independence of the Audit Committee member. In making this conclusion, the Board considered the Governance and Nominating Committee’s independence recommendation, and the directors’ and officers’ questionnaires completed by Board members. With respect to the Securities and Exchange Commission and New York Stock Exchange requirements that all members of an Audit Committee be independent, the Board has determined that all current members of, or members who have been nominated to serve on, the Audit Committee, qualify as independent based upon such requirements.

Director Compensation

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Ian W. Diery	74,000	100,000	—	—	—	—	174,000
John A. Fitzsimmons	96,000	100,000	—	—	—	—	196,000
André J. Hawaux	—	—	—	—	—	—	—
Virginia H. Kent	73,000	100,000	—	—	—	—	173,000
Kenneth T. Lombard	81,500	100,000	—	—	—	—	181,500
Edward W. Moneypenny	88,500	100,000	—	—	—	—	188,500
Peter R. Moore	69,000	100,000	—	—	—	—	169,000
Bill Shore	81,500	100,000	—	—	—	—	181,500
Terdema L. Ussery, II	88,500	100,000	—	—	—	—	188,500
Jeffrey B. Swartz(3)	—	—	—	—	—	—	—
Sidney W. Swartz	—	—	—	—	—	677,005 (4)	677,005
Carden N. Welsh(5)	—	—	—	—	—	—	—

(1)	This column shows the aggregate grant date fair value for restricted stock units granted under the Company’s 2007 Incentive Plan. Using the closing price of the Company’s Class A Common Stock on the date of grant, such fair values are calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). At December 31, 2010, each non-employee director serving on the Board, except for Mr. Hawaux, held an aggregate of 4,434 restricted stock units. Mr. Hawaux became a member of the Board of Directors on December 2, 2010 and will be issued his first equity award following the annual meeting of stockholders in May 2011.

(2)	At December 31, 2010, the total number of outstanding stock options for each non-employee director was as follows: Mr. Diery, 67,233; Mr. Fitzsimmons, 67,233; Mr. Hawaux, 0; Ms. Kent, 67,175; Mr. Lombard, 40,431; Mr. Moneypenny, 57,479; Mr. Moore, 57,479; Mr. Shore, 80,304; and Mr. Ussery, 57,479.

(3)	Jeffrey B. Swartz is the President and Chief Executive Officer of the Company. Jeffrey Swartz does not receive any fees, stock, option awards or other compensation related to his Board service. Please refer to the Summary Compensation Table and footnotes thereto for information with respect to Jeffrey Swartz’s compensation as an employee of the Company.

(4)	Sidney W. Swartz is Chairman of the Board and an employee of the Company. Sidney Swartz does not receive any fees, stock, option awards or other compensation related to his Board service. Sidney Swartz receives an annual salary of $500,000, which is reflected in this column. Also included in this column for Sidney Swartz is the aggregate incremental cost to the Company of providing various perquisites and personal benefits, including personal use of Company-owned aircraft, valued at $132,226, payment of tax services provided by a tax advisor in the amount of $33,750, Company-paid personal travel and product purchases. In determining the value of the personal use of the Company-owned aircraft, we calculate the aggregate incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Because the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft and the cost of maintenance not related to trips. The aggregate incremental cost to provide tax services is based on the invoice amount for such services.

(5)	Carden N. Welsh is a Senior Vice President and the Chief Administrative Officer of the Company. Mr. Welsh does not receive any fees, stock, option awards or other compensation related to his Board service. Please refer to the Summary Compensation Table and footnotes thereto for information with respect to Mr. Welsh’s compensation as an employee of the Company.

Additional Information to Understand the Director Compensation Table

In 2010, we paid fees to our non-employee directors in connection with their service as a director as follows: $50,000 annual retainer to each director; an additional $15,000 annual retainer to the Lead Director; $2,000 for each Board of Directors meeting attended; an additional $12,500 annual retainer to each committee chairperson; and $1,000 for each committee meeting attended.

Under the Company’s 2007 Incentive Plan, newly elected or appointed non-employee directors receive an initial award on the date of the annual meeting of stockholders at which the director is first elected (or, if the director is first elected or appointed by the Board, on the date of the first annual meeting of stockholders occurring after such director is elected or appointed) of restricted stock units (“RSUs”) having a value equal to $200,000 on the date of grant based upon the closing price of the Company’s Class A Common Stock quoted on the New York Stock Exchange on such date, which grant vests in three (3) equal annual installments. Re-elected directors receive an award, on the date of the annual meeting of stockholders at which such directors are re-elected, of RSUs having a value equal to $100,000 on the date of grant based upon the closing price of the Company’s Class A Common Stock quoted on the New York Stock Exchange on such date, which grant vests in full on the first anniversary of the date of grant.

See the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding ownership of the Company’s securities by directors and any nominees for director.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be the Company’s independent registered public accountants for the year ending December 31, 2011 and, with the endorsement of the Board, recommends to stockholders that they ratify such appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended

December 31, 2010. Its representative will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE

FOR

APPROVAL OF ITEM 2.

ITEM 3.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to allow our stockholders to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is commonly referred to as a “say-on-pay” vote. As discussed in detail below under the caption “Compensation Discussion and Analysis”, we are dedicated to a pay-for-performance culture that maximizes stockholder value. Our executive compensation philosophy supports these objectives by attracting and retaining the best management talent and by motivating these employees to achieve business and financial goals that create value for stockholders in a manner consistent with our values.

To achieve our objectives, our pay-for-performance philosophy incorporates the following guiding principles:

•	A significant portion of pay should be performance-based (based on both near- and longer-term goals);

•	Performance-based compensation should be linked to increasing stockholder value based on pre-determined financial goals;

•	Compensation decisions should be tied to an evaluation of business and individual performance; and

•	Compensation should be externally competitive.

In 2010, we demonstrated our commitment to these principles and illustrated how our program responds to business challenges and the marketplace. Key compensation decisions made by the Management Development and Compensation Committee (which is comprised of independent members of our Board of Directors) included:

•	Freezing base salaries for five of the six officers identified in the Summary Compensation Table, reflecting continuing uncertain macroeconomic conditions (the base salary of our Chief Financial Officer was subsequently increased due to increased job responsibilities);

•	Setting performance-based compensation at approximately 80% of 2010 total compensation opportunity for our President and Chief Executive Officer and 50-75% of 2010 total compensation opportunity for our other named executive officers; and

•	Approving award opportunities that required exceeding the Company’s budgeted financial objectives in order to achieve target-level payouts under our annual cash and long-term incentive programs.

In 2010, our named executive officers earned compensation above target levels reflecting the Company’s strong performance as we achieved double digit improvements in revenue, gross margin, operating contribution, net income and earnings per share.

The Board of Directors is committed to sound corporate governance practices and shares the interest of our stockholders in maintaining effective executive compensation programs. The Board of Directors believes that our executive compensation program effectively drives financial performance, aligns pay with performance and attracts and retains highly talented executives.

Accordingly, the Board of Directors recommends that stockholders vote FOR the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the

Compensation Discussion and Analysis, compensation tables and other narrative disclosure in this Proxy Statement.

As this is an advisory vote, the results of the vote will not be binding on our Board of Directors, although our Management Development and Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Management Development and Compensation Committee and our Board of Directors will review and consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

APPROVAL OF ITEM 3.

ITEM 4.  ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

Recently enacted rules also allow our stockholders to vote, on an advisory and non-binding basis, on how frequently we should hold future advisory votes on the compensation of our named executive officers (such as Item 3 above). By voting on this Item, stockholders may indicate whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After consideration of this Item, our Board of Directors has determined that holding future advisory votes on executive compensation every year is the most appropriate alternative for the Company at this time. Although our Board of Directors believes that our compensation program is appropriately balanced, it is aware that executive compensation remains a topic of great concern to investors. Accordingly, voting every year allows our stockholders to provide their direct input on our compensation philosophy, policies and practices most frequently.

Therefore, the Board of Directors recommends that stockholders vote to approve, on an advisory basis, holding future advisory votes to approve the compensation of our named executive officers every year.

Notwithstanding the Board of Directors’ recommendation, you may cast your vote on the preferred voting frequency by choosing the option of every year, every two years, every three years or abstain when you vote in response to the proposal set forth above. The frequency that receives the highest number of votes properly cast in connection with this proposal will be considered to be the frequency preferred by stockholders.

Additionally, although the outcome of this advisory vote on the frequency of the advisory vote on executive compensation is non-binding, our Board of Directors will review and consider the outcome of this vote when making determinations as to when the advisory vote on executive compensation will again be submitted to stockholders for approval at an annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

1 YEAR

ON ITEM 4.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our executive compensation programs are developed and approved by Company management and the Management Development and Compensation Committee (the “Committee”) with the advice of the Committee’s independent compensation consultant to ensure that:

•	Our executives are rewarded for performance that is aligned with stockholder interests;

•	Our pay packages are externally competitive; and

•	The majority of our executives’ total compensation is tied to performance.

When preparing, reviewing and approving our executive compensation programs for 2010, we anticipated that achieving the Company’s approved financial and operational objectives for fiscal year 2010 would be challenging given the uncertainty of the global economy and the fact that the objectives represented significant improvements over 2009 performance.

The following highlights the Committee’s key compensation decisions for 2010, as reported in the 2010 Summary Compensation Table. As mentioned above, these decisions were made with the advice of the Committee’s independent compensation consultant and Company management, and are discussed in greater detail below in this Compensation Discussion and Analysis. In 2010, the Committee:

•	Froze 2010 base salaries for five of the six officers identified in the Summary Compensation Table, reflecting uncertain macroeconomic conditions;

•	Approved award opportunities that required exceeding the Company’s budgeted financial objectives in order to achieve target-level payouts under our annual cash incentive and long-term incentive programs; and

•	In July of 2010, increased our Chief Financial Officer’s base salary to recognize her leadership, performance and increased responsibilities.

During 2010, we observed a surge in demand for many of our product categories including Earthkeepers, Classics, women’s footwear, and international apparel. We met the regional consumer demand with a favorable product mix that maximized our sell through and kept our obsolete and excess inventories at low levels. This success was demonstrated through double digit improvements in revenue, gross margin, operating contribution, net income and earnings per share. Based on the improved financial results in 2010, our named executive officers (“NEOs”) earned total direct compensation (as reported in the Summary Compensation Table) that was above targeted levels commensurate with the Company’s strong performance. We believe that this level of compensation is consistent with our pay-for-performance philosophy.

What information will be presented in these materials?

This Compensation Discussion and Analysis (“CD&A”) explains how our compensation programs are designed and how they reward our NEOs. Our NEOs include our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers of our Company. This CD&A describes our compensation philosophy and examines how each of the primary components of our compensation programs is designed to support that philosophy. We also explain the results of our pay-for-performance programs in 2010. Finally, we discuss other benefits and perquisites that we provide to our NEOs and describe several of our key executive compensation policies.

What is Timberland’s Executive Compensation Philosophy?

Our executive compensation philosophy centers around two primary objectives: to pay for performance that maximizes stockholder value and to provide an externally competitive pay package. These two objectives are described in further detail below.

Pay-for-Performance:  We promote a pay-for-performance culture at Timberland and design our executive compensation packages to align executive pay with the interests of our stockholders. Therefore, a significant portion of our executive pay packages is “at risk” to the executive and directly linked to the overall financial performance of the Company in the short- and long-term.

Competitive Pay:  We believe that a competitive compensation package is instrumental in attracting and retaining top executive talent. Our objective in developing an executive pay package is to provide an overall level of pay that is competitive within our peer group and the broader industry assuming that targeted levels of performance are achieved. We aim to deliver compensation through a combination of base salary and incentive compensation awards, with an emphasis on incentive compensation which is “at risk” based on performance.

Who is involved with executive compensation decisions at Timberland? And what role do they play in the process?

The Committee, its independent compensation consultant, and Company management all influence the design and effectiveness of our executive compensation package. Below, we will discuss the role of each of these groups in making executive compensation decisions in further detail.

The Role of the Management Development and Compensation Committee

During 2010, the Committee was responsible for providing oversight of our executive compensation program and management development plans which included the compensation of our CEO, CFO, and any other executives in salary grade 12 or higher. The Committee annually reviews and evaluates the effectiveness of our executive compensation program to ensure that it is aligned with our compensation philosophy. The Committee retains the discretion to reduce the size of any award earned under our incentive plans. The Committee is also responsible for formulating and presenting all compensation recommendations for the CEO and Chairman to the Board of Directors for action. The “Committees of the Board” section of this Proxy Statement above discusses the duties and responsibilities of the Committee in further detail.

The Role of the Compensation Consultant

The Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent external compensation consultant. As such, Meridian assists the Committee in its review of executive and director compensation practices, including executive compensation design issues, the competitiveness of pay levels, market trends, and technical considerations. Meridian does not formulate executive compensation strategies for the Company or recommend individual compensation. Meridian is not engaged by the Company for management consulting or any other projects. The Committee annually reviews the performance of Meridian and has the sole authority to hire and terminate its consultant.

The Role of Company Management

The CEO makes recommendations to the Committee concerning the compensation of the other NEOs and members of senior management. In addition, the CEO and CFO are involved in establishing the business objectives that are used as the performance goals for the short- and long-term incentive plans. Timberland’s compensation and benefits staff work closely with the Committee, Meridian, and management to: (i) ensure that the Committee is provided with the relevant information and data to make its decisions; (ii) propose succession planning, compensation, and benefit program and policy recommendations for the Committee to consider; and (iii) communicate those decisions made by the Committee to management for implementation.

What factors are considered when making a decision about executive compensation?

Our management and the Committee examine and design the executive compensation programs to be linked to performance, reasonable from the perspective of the stockholder, competitive in relation to other companies, and fair with respect to internal equity. We believe the resulting mix of compensation allows us to attract and retain the executive talent that we need to run our business successfully.

Performance and Stockholder Interests:  The Committee, representing the stockholders’ interests, evaluates all executive compensation programs based on attracting and retaining the talent we need to run the business while allowing us to maintain a competitive position with respect to our compensation expense relative to our peers. We promote a pay-for-performance culture at Timberland and design our compensation programs to align our executives’ pay with the interests of stockholders.

External Competitiveness:  Management and the Committee evaluate external competitiveness using two primary sources of compensation data: a competitive peer group and broader market data gathered from published salary surveys and reports. The Committee annually reviews and approves a list of companies, as recommended by Timberland’s management, to serve as the peer group. Our peer group consists of publicly-traded companies with which we may compete for talent, which reasonably approximate our financial and market performance, and which are in related industries. For 2010, management recommended, and the Committee approved, removing two companies (Estee Lauder and Jones New York) and adding three companies (Collective Brands, Phillips Van Heusen, and Under Armour) to more accurately represent the group of companies with which we compete for talent and business. The current peer group of companies includes:

• American Eagle Outfitters	• Kenneth Cole Productions, Inc.	• Quiksilver, Inc.
• Brown Shoe Company	• Limited Brands, Inc.	• Skechers USA, Inc.
• Coach, Inc.	• Liz Claiborne, Inc.	• Under Armour*
• Collective Brands*	• Nike, Inc.	• Urban Outfitters, Inc.
• Columbia Sportswear Company	• Pacific Sunwear California, Inc.	• VF Corporation
• Deckers Outdoor Corporation	• Phillips Van Heusen*	• Wolverine Worldwide, Inc.
• The Gap, Inc.	• Polo Ralph Lauren	*new to the 2010 peer group

As part of the competitive analysis, we examine all elements of pay, including base salary, total cash compensation (base salary plus annual bonus opportunity), and total direct compensation (total cash compensation plus the value of long-term incentives). This data, combined with compensation survey data from Hewitt Associates and Mercer, LLC, is used to establish a range and mix of pay that we believe to be competitive in the marketplace. For the purposes of our analysis, all competitive compensation data is adjusted to reflect our Company’s revenue size through regression analysis. While we do not target a specific data point in the range, such as the average or median, to determine an executive’s pay, we do evaluate each executive on an individual basis and use the data to guide our specific recommendations for amount and mix of compensation.

Our external competitive analysis also includes a comparison of our financial performance to that of the other companies in our peer group based on a number of financial metrics, such as revenue growth, operating contribution margin, net income margin, and total stockholder return over 1-, 3-, and 5-year periods.

Internal Competitiveness:  We also examine how each of our NEOs is compensated relative to one another and other executives within the Company. We consider factors such as the executive’s experience, past performance, current level of performance, level of responsibility and any anticipated changes in such responsibilities, potential to make significant contributions, and succession planning retention strategies.

What are the key elements of our executive compensation program?

The primary components of our Executive Compensation Program in 2010 include base salary, our annual, cash-based Short-Term Incentive Plan (“STIP”) based on the Company’s financial results and our Long-Term Incentive Plan (“LTIP”) which includes performance stock options to align the interests of the NEOs with stockholders, and performance stock units to provide incentives consistent with stockholder returns and to supply a strong retention incentive. Our executive compensation program is more heavily weighted toward performance-based variable pay, rather than fixed base salary, in order to promote a pay-for-performance culture. During 2010, approximately 80% of our CEO’s total compensation opportunity consisted of performance-based variable compensation. For the other NEOs, performance-based variable compensation made up 50-75% of total compensation opportunity. We believe that this mix of pay provides our NEOs with significant upside earning potential for the achievement of actual results above expectations, and significantly lower earning potential for results that are below expectations.

The following chart summarizes the key elements of our executive compensation programs and actions taken in 2010 to implement the program. Actual 2010 performance results and additional detail on these elements follow this chart.

Compensation
Element	Primary Purpose(s)	Key Features	2010 Action

Base Salary	Attract and retain executives with competitive cash compensation for performing day-to-day responsibilities	Salaries are set individually based on a combination of factors including, among others, individual performance, contributions to Company performance, and overall market competitiveness
In March of 2010, Mr. Jeffrey Swartz recommended no increase to base salaries of NEOs under the purview of the Committee; however, he did approve a merit increase of 3.0% to Ms. Wineberg’s base salary in recognition of her performance

In July of 2010, Mr. Jeffrey Swartz recommended, and the Committee approved, an increase of 10.77% to Ms. Teffner’s base salary in recognition of her leadership, performance, and increased responsibilities

Short Term Incentive Plan	Variable cash compensation to reward fiscal year performance against predetermined financial performance targets	Reward participants for increases in operating contribution and successfully managing inventory and cash flow	Performance exceeded expectations (as discussed below), resulting in bonus awards above target levels
Long Term Incentive Plan — Performance Stock Units	Encourage high level of long term performance and retention of talent	Motivate executives to attain a predetermined level of earnings over a 3-year performance period and to enhance the value of the Company on a long term basis	PSU award opportunities were granted subject to the Company’s performance over the 2010-2012 period
Long Term Incentive Plan — Performance Stock Options	Retain and motivate executives to focus on activities that enhance stockholder value over the long term	Motivate executives to attain a predetermined level of earnings over the course of one year, and to enhance the value of the Company on a long term basis	Performance exceeded expectations for 2010 EBITDA (as discussed below), resulting in awards above target levels

Compensation
Element	Primary Purpose(s)	Key Features	2010 Action

Perquisites and Benefits	Attract and retain executives by providing competitive benefits and perquisites
Provide health, disability and life insurance and matching contributions to qualified savings plans on the same basis as all salaried employees

Timberland does not provide pension arrangements or post-retirement healthcare

Mr. Jeffrey Swartz is provided with certain travel and transportation perquisites that are designed to provide security and efficiencies to conduct Company business
No significant changes for 2010
Change of Control and Severance Payments	Promote stability and continuity of senior management in the event of a triggering event	Agreements provide for certain payments to executives in the event of a change of control and their termination without cause or for good reason and, for agreements entered into prior to December 6, 2008, in the event of a change of control and their decision to voluntarily terminate employment during the 13th full calendar month following the change of control	No significant changes for 2010

What were the results of our 2010 Executive Compensation Programs?

After reviewing the final operating budget for 2010, we concluded that achieving the financial objectives in the Company’s operating budget would not support a full target-level payout for our STIP and LTIP programs. Rather than reducing the total incentive opportunities for our NEOs, we designed the incentives so that achieving the Company’s budgeted financial objectives would instead result in a 70% payout of our STIP and 60% payout of our LTIP. Our executives would only receive target-level payouts under the incentive plans if the Company’s budgeted performance was exceeded. Further details about the incentive plan designs are discussed below.

Short Term Incentive Plan

For 2010, our STIP was based on Company earnings and asset management. Company Operating Contribution, generally measured as total revenues, less cost of goods sold and operating expenses, excluding items such as restructuring charges and other one-time, nonrecurring expenses, represented 75% of the incentive opportunity of the 2010 STIP. This measure was heavily weighted because it directly impacts stockholder value through profitability and is a measure over which management can exert influence. Asset management, measured as operating assets as a percentage of revenue (“OAR”), represented the remaining 25% of the incentive opportunity. OAR measures the successful management of our inventory and cash flow and is generally defined as our quarterly average of accounts receivable plus inventory, divided by total revenue. Management can affect overall OAR performance through the effective management of accounts receivable and inventory. Successful asset management creates stockholder value by reducing the Company’s investment requirements and increasing the Company’s return on investment.

For 2010, the STIP structure, performance targets, and actual results were as follows:

							Weighted
		Threshold	Budget	Target	Max	2010	Payout
Performance Measure	Weight	Payout = 0%	Payout = 70%	Payout = 100%	Payout = 200%	Results	Percentage

TBL Operating Contribution	75%	$60.6	$101.0	$118.48	$176.8	$151.05	116.89%
TBL Operating Assets/Revenue	25%	28.1%	26.6%	26.3%	25.1%	25.11%	49.79%
				Total Payout as a Percent of Target Opportunity:			166.68%

Based on the actual results, the payments made under the 2010 STIP were as follows:

2010 STIP
Name	Payment

J. Swartz	$1,374,986
M. Harrison	$541,328
C. Welsh	$533,328
C. Teffner	$389,996
D. Wineberg	$331,040

Long Term Incentive Plan

Our LTIP represents a significant portion of potential compensation for our NEOs. These equity-based awards are provided to retain and motivate our executives and focus their efforts on activities that enhance stockholder value over the long term. Long-term incentives are structured so that rewards are earned in line with performance, with above-market rewards for superior performance and below-market or no rewards for inferior performance.

The awards granted under our 2010 LTIP were, and are, subject to the Company’s future performance, and consist of performance stock units (“PSUs”) equal in value to one share of the Company’s Class A Common Stock, and performance stock options (“PSOs”) with an exercise price equal to the closing price of the Company’s Class A Common Stock as quoted on the New York Stock Exchange on the date of grant. The awards were granted so that 60% of the award value is allocated to PSUs and 40% of the award value is allocated to PSOs. The Committee sets the performance metrics and the value of the awards based on: (i) what it believes will maximize stockholder returns; (ii) what will represent a desirable mix of long-term compensation; (iii) the impact of the individual within the Company; and (iv) external and internal pay equity.

The PSUs earned, as determined by the Committee and, in the case of the CEO, the Board of Directors, will be converted into shares of Class A Common Stock and will vest following the applicable performance period. The performance metrics for the 2010 PSUs are the Company’s revenue growth rates and cumulative earnings before interest, taxes, depreciation and amortization (“EBITDA”) during the three-year period from January 1, 2010 through December 31, 2012. Stock ownership and stock-based incentive awards align the interests of our NEOs with the interests of our stockholders, as the value of this incentive rises and falls with our stock price, consistent with stockholder returns. The PSUs promote executive retention as unvested PSUs held at the time an NEO’s employment is terminated are forfeited.

The PSOs earned, as determined by the Committee and, in the case of the CEO, the Board of Directors, will vest in three equal annual installments following the end of the applicable performance period. The performance metric for the 2010 PSOs is the Company’s earnings during the twelve-month period from January 1, 2010 through December 31, 2010. Executives are rewarded only if Company performance exceeds the threshold target for the performance period and the market price of our stock rises. Executives do not earn any PSOs if Company performance falls below the threshold target. Additionally, if awards are earned and the stock price falls below the exercise price, the PSOs have no value. This is designed to align the interests of the Company’s executives with those of stockholders by encouraging executives to enhance the value of the Company on a long-term basis.

The payout of the PSOs was based on the Company’s achievement of certain levels of EBITDA, with threshold, budget, target and maximum award levels based upon actual EBITDA of the Company during 2010 equaling or exceeding such levels. No awards would have been made or earned, as the case may be, unless the threshold goal was attained, and the maximum payout could not exceed 200% of the target award.

For 2010, the PSO structure, performance targets, and actual results were as follows:

		Threshold	Budget	Target	Max	2010	Payout
Performance Measure	Weight	Payout = 0%	Payout = 60%	Payout = 100%	Payout = 200%	Results	Percent

2010 EBITDA	100%	$79.1	$131.8	$160.0	$230.7	$183.60	133.36%

Based on the “Total Payout as a Percent of Target Opportunity,” the PSOs earned by our NEOs under the 2010 LTIP were as follows:

Name	PSOs Earned

J. Swartz	113,489
M. Harrison	46,942
C. Welsh	46,942
C. Teffner	23,471
D. Wineberg	7,868

Annually, the Committee reviews the effectiveness of our pay-for-performance programs by examining the total direct compensation earned by our NEOs. We compare this value against the earnings opportunity at various levels of performance. Based on the Company’s financial results in 2010, our NEOs earned total direct compensation that was above targeted levels, commensurate with Company performance. We believe that this level of compensation is consistent with our pay-for-performance philosophy considering the Company’s overall performance.

What is Timberland’s equity granting practice?

The Board of Directors retains the sole authority to grant equity awards to our CEO, while the Committee has the sole authority to grant equity awards to our other NEOs under their purview, and delegates granting authority to our CEO for equity awards to all other employees. All equity awards are generally granted on the same date as one of the five regularly scheduled meetings of our Board of Directors. The exercise price for all stock option awards is the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on the date of the grant. In March 2010, our NEOs received PSU and PSO awards under the 2010 LTIP.

What benefits and perquisites do the NEOs receive?

NEOs participate in medical, disability, and life insurance benefits and annual contributions to qualified savings plans on the same basis as all salaried employees based in the United States. The Company does not provide pension arrangements (supplemental or otherwise), post-retirement healthcare coverage or similar benefits to such executives.

Due to the scope of the Company’s international operations, the NEOs may use a Company-owned aircraft for business travel. The aircraft provides increased security for the NEOs and increases the efficiency with which they can conduct Company business. The CEO may use the aircraft for personal travel. For security and efficiency, the CEO is provided with transportation to and from work in a Company-owned vehicle driven by a Company-paid driver. Further, the CEO is provided the use of administrative assistant services for personal matters. Additional information on perquisites can be found in Note 3 of the “Summary Compensation Table” section of this Proxy Statement.

NEOs, along with other highly-compensated, key management employees based in the United States, are also eligible to participate in the Deferred Compensation Plan (“DCP”). In this program, eligible employees can defer up to 100% of their base salary and 100% of their cash bonus subject to the Company’s withholding for applicable taxes and contributions to employee benefit plans. The Company does not make matching contributions to the DCP. The DCP is offered, in addition to the Company’s 401(k) plan, to provide NEOs with an additional opportunity to defer compensation which may assist them with their retirement planning. Benefits under the DCP will be paid no earlier than six (6) months following the participant’s retirement or termination. Additional information on the DCP and the participation of NEOs in 2010 can be found in the “Nonqualified Deferred Compensation Plan” section of this Proxy Statement.

What severance benefits and change of control agreements are in place for the NEOs?

The Company has entered into Change of Control Severance Agreements (the “Agreements”) with each of the NEOs and other key employees. For NEOs and key employees who entered into such Agreements prior to December 2008, including Mr. Swartz, Mr. Harrison, Mr. Welsh, Mr. Pazzani and Ms. Wineberg, the general terms of the Agreements described below were designed to promote stability and continuity of senior management if a triggering event occurs in order to align the interests of executives and stockholders. If a change of control occurs, executives would receive certain compensation if their employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within 24 months following the change of control. This compensation is intended to retain the executives. The benefit encourages them to remain with the Company, despite uncertainty, with guaranteed financial protection upon loss of employment. In addition, under the terms of the Agreements, executives may voluntarily terminate their employment during the 13th full calendar month after the change of control and receive certain reduced compensation. This provision increases the likelihood that key executives will be retained during the critical first year transition period.

NEOs and key employees who entered into such Agreements after December 2008, including Ms. Teffner, have similar terms as described above. However, these agreements do not provide any payments to executives who voluntarily terminate their employment during the 13th full calendar month after the change of control.

Additional information regarding the Agreements, applicable payments thereunder, and other plans for the covered executive officers is provided in the “Potential Payments upon Termination of Employment and Potential Payments upon a Change-In-Control” section of this Proxy Statement.

Impact of Regulatory Requirements on Compensation (Tax Considerations)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1.0 million paid to the company’s NEOs. However, eligible performance-based compensation awards are not subject to the deduction limits if certain requirements are satisfied. The Committee takes the limitations of Section 162(m) into account in determining the design of incentive awards made to these executive officers. Neither base salary nor other non-performance based compensation programs exceeded $1.0 million in 2010 for any of these NEOs.

The Management Development and Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis found in this Proxy Statement with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors, and the Board of Directors recommended, that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE,

Kenneth T. Lombard, Chair
Ian W. Diery
John A. Fitzsimmons
Edward W. Moneypenny
Peter R. Moore

Summary Compensation Table

The following table and footnotes discuss the compensation awarded to, earned by, or paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company who served as such at December 31, 2010 (together, the “NEOs”). The table and footnotes also discuss compensation awarded to, earned by, or paid to Mr. Pazzani who was not serving as an executive officer of the Company at December 31, 2010, but who remains employed by the Company.

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation	Compensation(3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey B. Swartz	2010	825,000	—	899,757	605,112	1,374,986	—	380,752	4,085,607
President and Chief	2009	825,000	—	875,149	947,107	1,137,136	—	206,313	3,990,705
Executive Officer	2008	825,000	—	—	—	480,661	—	436,748	1,742,409
Carrie W. Teffner(4)	2010	342,500	—	135,372	91,714	389,996	—	28,847	988,429
Vice President and	2009	84,957	75,000	174,100	209,798	75,785	—	12,596	632,236
Chief Financial Officer
Michael J. Harrison(7)	2010	406,000	—	269,577	183,427	541,328	—	8,276	1,408,608
Chief Brand Officer	2009	402,500	—	262,547	188,590	447,687	—	7,993	1,309,317
	2008	400,000	—	149,999	146,999	186,438	—	8,557	891,993
Carden N. Welsh	2010	400,000	—	269,577	183,427	533,328	—	8,262	1,394,594
Senior Vice President and	2009	400,000	—	262,547	188,590	441,071	—	7,984	1,300,192
Chief Administrative Officer	2008	400,000	—	—	—	186,438	—	9,620	596,058
Danette Wineberg(5)	2010	303,353	—	45,513	30,745	331,040	—	8,043	718,694
Vice President, General
Counsel and Secretary
John P. Pazzani(6)(7)	2010	304,263	—	72,354	48,983	329,615	—	5,765	760,980
Vice President, General	2009	298,987	—	46,700	23,688	272,597	—	482	642,454
Manager North America
Consumer Direct and Global
Retail Operations

(1)	Column (e) shows the aggregate grant date fair value of stock awards granted under the Company’s 2007 Incentive Plan and 2007, 2008, 2009 and 2010 Long Term Incentive Plans. Column (f) shows the aggregate grant date fair value for stock options granted under the Company’s 2007 Incentive Plan and 2007, 2008, 2009 and 2010 Long Term Incentive Plans. Using the Black-Scholes valuation method on the date of grant for stock options and the closing price of the Company’s Class A Common Stock on the date of grant for stock awards, fair values shown in columns (e) and (f) are calculated in accordance with FASB ASC Topic 718. The grant date values of awards granted under the 2010 LTIP assuming that the highest level of performance conditions will be achieved are as follows: Jeffrey B. Swartz, $5,016,230; Carrie W. Teffner, $756,952; Michael J. Harrison, $1,510,014; Carden N. Welsh, $1,510,014; Danette Wineberg, $254,193; and John P. Pazzani, $404,458. Please refer to Note 13 to our consolidated financial statements, entitled “Share-based Compensation,” included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for a discussion of the assumptions used in determining the valuations shown in these columns.

(2)	Column (g) shows the annual cash bonuses earned pursuant to Company’s annual Short-Term Incentive Plan.

(3)	Column (i) includes all other compensation not reported in any of the other columns including, but not limited to, the aggregate incremental cost to the Company of providing various perquisites and personal benefits during 2010 in excess of reporting thresholds. For Mr. Swartz: (a) personal use of Company-owned aircraft, valued at $304,695, (b) use of a Company-owned automobile including depreciation, registration fees and insurance costs and a portion of the salaries and benefits paid to the employee driver of the automobile, valued as follows: $18,584 for one hundred percent (100%) of the identified automobile costs and $31,994, for forty percent (40%) of the employee driver’s salary and benefits attributed to transporting Mr. Swartz, (c) personal use of administrative assistant services, valued at $9,645, plus a gross up for taxes of $6,603, which is approximately ten percent (10%) of the salary and benefits attributed to such administrative assistant. In determining the value of the personal use of the Company-owned aircraft, we calculate the aggregate incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Because the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips. In determining the value of the personal use of the Company-owned automobile and employee driver, we calculate the aggregate incremental cost to the Company based on the total costs described above to own and operate the vehicle and the cost to the Company of providing the employee driver, which includes the total salary, bonus, and benefits for such driver with forty percent (40%) of that cost attributed to Mr. Swartz and sixty percent (60%) of that cost attributed to Company business. We calculate the aggregate incremental cost to provide administrative assistance services on the same basis as the employee driver but we attribute ten percent (10%) of the cost to providing administrative assistance services related to Mr. Swartz personally and ninety percent (90%) to Company business. In 2010, Ms. Teffner received a relocation reimbursement totaling $20,716. For additional information on perquisites, please refer to the “Compensation Discussion and Analysis” portion of this Proxy Statement under the “Benefits and Perquisites” heading.

(4)	Ms. Teffner joined the Company in 2009. Accordingly, no information is provided for 2008.

(5)	Ms. Wineberg became a named executive officer in 2010. Accordingly, no information is provided for 2009 or 2008.

(6)	Mr. Pazzani became a named executive officer in 2009. Accordingly, no information is provided for 2008.

(7)	On July 1, 2009, the base salaries of Mssrs. Harrison and Pazzani were increased by $6,000 to recognize the elimination of a legacy automobile allowance.

Grants of Plan-Based Awards Table — Fiscal Year 2010

The following table sets forth information for each of the NEOs as to grants of non-equity and equity incentive plan awards, stock and option awards, the exercise price of option awards and the grant date fair value of stock and option awards made to each of such NEOs in 2010.

										All Other	All Other
										Stock	Option
										Awards:	Awards:	Exercise
							Estimated Future Payouts Under			Number of	Number of	or Base	Grant Date
			Approval	Estimated Future Payouts Under			Equity			Shares of	Securities	Price of	Fair Value
	Award		Date of	Non-Equity Incentive Plan Awards(1)			Incentive Plan Awards(2)			Stock or	Underlying	Option	of Stock and
Name	Type	Grant Date	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option Awards(3)
(a)		(b)		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
				(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Jeffrey B. Swartz	2010 STIP			0	825,000	1,650,000
	2010 LTIP - PSU	3/4/2010	3/4/2010				0	77,100	154,200				899,757
	2010 LTIP - PSO	3/4/2010	3/4/2010				0	85,100	170,200			19.45	605,112

Carrie W. Teffner	2010 STIP			0	234,000	468,000
	2010 LTIP - PSU	3/4/2010	3/3/2010				0	11,600	23,200				135,372
	2010 LTIP - PSO	3/4/2010	3/3/2010				0	17,600	35,200			19.45	91,714

Michael J. Harrison	2010 STIP			0	324,800	649,600
	2010 LTIP - PSU	3/4/2010	3/3/2010				0	23,100	46,200				269,577
	2010 LTIP - PSO	3/4/2010	3/3/2010				0	35,200	70,400			19.45	183,427

Carden N. Welsh	2010 STIP			0	320,000	640,000
	2010 LTIP - PSU	3/4/2010	3/3/2010				0	23,100	46,200				269,577
	2010 LTIP - PSO	3/4/2010	3/3/2010				0	35,200	70,400			19.45	183,427

Danette Wineberg	2010 STIP			0	198,626	397,252
	2010 LTIP - PSU	3/4/2010	3/3/2010				0	3,900	7,800				45,513
	2010 LTIP - PSO	3/4/2010	3/3/2010				0	5,900	11,800			19.45	30,745

John P. Pazzani	2010 STIP			0	197,771	395,542
	2010 LTIP - PSU	3/4/2010	3/3/2010				0	6,200	12,400				72,354
	2009 LTIP - PSO	3/4/2010	3/3/2010				0	9,400	18,800			19.45	48,983

Key:
STIP = Short Term Incentive Plan	LTIP = Long Term Incentive Plan	PSU = Performance Stock Unit
PSO = Performance Stock Option

(1)	These awards were approved by the Board of Directors or the Management Development and Compensation Committee (the “MDCC”), as applicable, on March 4, 2010 and March 3, 2010, respectively. These awards will be paid to the NEOs upon the determination by the Board of Directors or the MDCC, as applicable, of the level of achievement of the applicable performance metrics. Please refer to Footnote 2 to the “Summary Compensation Table” included in this Proxy Statement and to the Short Term Incentive Plan portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for further discussion of cash awards.

(2)	These awards were approved by the Board of Directors or the MDCC, as applicable, on March 4, 2010 and March 3, 2010, respectively. These awards will be paid to the NEOs in performance stock options and performance stock units, as applicable, upon the determination by the Board of Directors or the MDCC, as applicable, of the level of achievement of the applicable performance metrics. Please refer to the Long Term Incentive Plan portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for further discussion of equity awards. Based on the achievement during the one-year performance period, the actual numbers of PSOs earned under the 2010 LTIP are as follows: Mr. Swartz, 113,489 PSOs; Ms. Teffner, 23,471 PSOs; Mr. Harrison, 46,942 PSOs; Mr. Welsh, 46,942 PSOs; Ms. Wineberg, 7,868 PSOs; and Mr. Pazzani, 12,535 PSOs. The PSUs are subject to a three-year performance period.

(3)	The grant date fair values of the performance awards issued under the 2010 LTIP shown in column (l) are calculated in accordance with FASB ASC Topic 718 and are based upon the probable outcome of the performance conditions on the date of grant.

Option Exercises and Stock Vested Table — Fiscal Year 2010

The following table sets forth information for each of the NEOs as to options exercised in 2010, the dollar value realized upon exercise, the number of shares of stock that vested in 2010, and the dollar value realized upon the vesting of stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired on	Realized on
	on	Exercise	Vesting	Vesting(1)
Name	Exercise(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Jeffrey B. Swartz	0	0	39,753	708,986
Carrie W. Teffner	0	0	3,333	83,658
Michael J. Harrison	0	0	16,709	307,000
Carden N. Welsh	0	0	4,680	91,400
Danette Wineberg	24,000	137,114	1,290	25,194
John P. Pazzani	9,700	87,200	1,547	30,213

(1)	The aggregate dollar amount realized is based on the closing price of the Company’s Class A Common Stock as quoted on the NYSE on the exercise or vesting date, as applicable.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2010

The following table sets forth information for each of the NEOs (i) as to each outstanding option award, the total number that were exercisable, unexercisable, and unearned held at December 31, 2010 (columns (b) (c), and (d)), each option’s exercise price and its expiration date (columns (e) and (f)) and (ii) as to the total number of shares held at December 31, 2010 that were not then vested or earned and the total market value of those shares based on the closing price of the Company’s Class A Common Stock on December 31, 2010 ($24.59) (columns (g), (h), (i), and (j)).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan	Value of
				Incentive					Awards:	Unearned
				Plan					Number	Shares,
				Awards:				Market	of Unearned	Units or
	Number of	Number of		Number			Number of	Value of	Shares,	Other
	Securities	Securities		of Securities			Shares or	Shares or	Units or	Rights
	Underlying	Underlying		Underlying			Units of	Units of	Other	That
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights	Have
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	That Have	Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)(1)	($)	Date	(#)(2)	($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey B. Swartz	120,000				28.50	3/1/2011
	50,000				17.74	2/28/2012
	90,000				19.49	3/6/2013
	150,000				31.29	3/3/2014
	31,199	62,398	(8)		9.34	3/5/2019
		190,963	(9)		9.34	3/5/2019
				170,200	19.45	3/4/2020
							15,600	383,604
									125,000 (3)	3,073,750
									77,100 (4)	1,895,889
Carrie W. Teffner	9,166	18,334	(5)		17.41	12/3/2019
				35,200	19.45	3/4/2020
							6,667	163,942
									11,600 (4)	285,244
Michael J. Harrison	120,000				25.50	10/28/2013
	26,000				31.29	3/3/2014
	20,206	10,103	(7)		14.70	3/5/2018
	9,359	18,720	(8)		9.34	3/5/2019
		57,290	(6)		9.34	3/5/2019
				70,400	19.45	3/4/2020
							4,680	115,081
									37,500 (3)	922,125
									23,100 (4)	568,029
Carden N. Welsh	50,000				18.95	9/11/2017
	9,359	18,720	(8)		9.34	3/5/2019
		57,290	(6)		9.34	3/5/2019
				70,400	19.45	3/4/2020
							4,680	115,081
									37,500 (3)	922,125
									23,100 (4)	568,029

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
									Awards:
								Equity	Market
								Incentive	or Payout
			Equity					Plan	Value of
			Incentive					Awards:	Unearned
			Plan					Number	Shares,
			Awards:				Market	of Unearned	Units or
	Number of	Number of	Number			Number of	Value of	Shares,	Other
	Securities	Securities	of Securities			Shares or	Shares or	Units or	Rights
	Underlying	Underlying	Underlying			Units of	Units of	Other	That
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Have
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)(1)	($)	Date	(#)(2)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Danette Wineberg	12,000			28.50	3/1/2011
	24,000			17.74	2/29/2012
	15,000			19.49	3/6/2013
	15,000			22.17	9/8/2013
	14,000			31.29	3/3/2014
	11,000			35.42	3/3/2015
	10,000			35.01	3/2/2016
	13,000			27.12	2/28/2017
	4,333	2,167 (7)		14.70	3/5/2018
		9,548 (6)		9.34	3/5/2019
			11,800	19.45	3/4/2020
						1,290	31,721
								6,250 (3)	153,688
								3,900 (4)	95,901
John P. Pazzani	9,000			28.50	3/1/2011
	5,000			19.49	3/6/2013
	10,000			31.29	3/3/2014
	4,000			28.91	10/20/2014
	12,000			35.42	3/3/2015
	9,000			35.01	3/2/2016
	9,000			27.12	2/28/2017
	12,500			26.08	6/12/2017
		2,600 (7)		14.70	3/5/2018
		15,276 (6)		9.34	3/5/2019
			18,800	19.45	3/4/2020
						1,547	38,041
								10,000 (3)	245,900
								6,200 (4)	152,458

(1)	The performance-based stock options listed in column (d) were granted on March 4, 2010 under the 2010 LTIP and were unearned and unvested as of December 31, 2010 and represent the maximum level of performance under the 2010 LTIP. Based upon achievement in 2010, as determined by the Board of Directors and MDCC, as applicable, the actual number of stock options earned under the 2010 LTIP were as follows, and such options will vest in three equal annual installments with the first one-third vesting on March 4, 2012: Mr. Swartz, 113,489 stock options; Ms. Teffner, 23,471 stock options; Mr. Harrison, 46,942 stock options; Mr. Welsh, 46,942 stock options; Ms. Wineberg, 7,868 stock options; and Mr. Pazzani, 12,535 stock options.

(2)	Shares in column (g) that had not vested at December 31, 2010 for each of the NEOs will vest as follows: (i) Mr. Swartz, 15,600 shares will vest on March 5, 2011; (ii) Ms. Teffner, 3,333 shares will vest on December 3, 2011; and 3,334 shares will vest on December 3, 2012; (iii) Mr. Harrison, 4,680 shares will vest on March 5, 2011; (iv) Mr. Welsh, 4,680 shares will vest on March 5, 2011; (v) Ms. Wineberg, 1,290 shares will vest on March 5, 2011 and (vi) Mr. Pazzani, 1,547 shares will vest on March 5, 2011.

(3)	These performance stock units were unearned and unvested as of December 31, 2010. The performance period for these performance stock units is a three-year period ending December 31, 2011. The shares represent the target level of performance under the 2009 LTIP.

(4)	These performance stock units were unearned and unvested as of December 31, 2010. The performance period for these performance stock units is a three-year period ending December 31, 2012. The shares represent the target level of performance under the 2010 LTIP.

(5)	This stock option award was granted on December 3, 2009 and the remaining unexercisable amount shown will vest in two equal annual installments on December 3, 2011 and December 3, 2012.

(6)	This stock option award was granted on March 5, 2009 and the unexercisable amount shown will vest in three equal annual installments on March 3, 2011, March 3, 2012 and March 3, 2013.

(7)	This stock option award was granted on March 5, 2008 and the remaining unexercisable amount shown will vest on March 5, 2011.

(8)	This stock option award was granted on March 5, 2009 and the remaining unexercisable amount shown will vest in two equal annual installments on March 5, 2011 and March 5, 2012.

(9)	This stock option award was granted on March 5, 2009 and the unexercisable amount shown will vest in three equal annual installments on March 4, 2011, March 4, 2012 and March 4, 2013.

Nonqualified Deferred Compensation Plan

The information in the following table relates to our Deferred Compensation Plan, which permits our U.S.-based executives, members of our Board of Directors, and certain of our salaried employees to defer salary, bonuses, fees, commissions and refunds of 401(k) plan contributions. Participants in this Plan may defer up to that amount of the compensation described which leaves an amount necessary for current payments such as FICA (including Medicare), income taxes and employee benefit plan withholding requirements. Each eligible participant is required to make deferral elections prior to earning the amounts subject to the deferral elections. Each participant designates a percentage of the deferred amounts to be deemed invested in money market, bond, and equity funds, which measure the notional or hypothetical investment return on deferred amounts. Participants will receive their cash balance, including any investment gains or losses, upon retirement, termination of employment or at certain other times, including at scheduled withdrawal dates, in a lump-sum or in installments, as previously elected by the participant. A participant may extend a scheduled withdrawal date provided the extension occurs at least twelve (12) months prior to a scheduled withdrawal date and defers the payment date by at least five (5) years.

Non-Qualified Deferred Compensation
Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings	Withdrawals/	December 31,
	2010	2010	in 2010	Distributions	2010
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)	(d)(1)	(e)	(f)(1)

Jeffrey B. Swartz	—	—	—	—	—
Carrie W. Teffner	—	—	—	—	—
Michael J. Harrison	—	—	71,759	—	554,117
Carden N. Welsh	320,536	—	101,057	—	734,920
Danette Wineberg	—	—	—	—	—
John P. Pazzani	—	—	—	—	—

(1)	Amounts in column (b) are included in amounts reported in the Summary Compensation Table. Amounts in column (d) are not included in amounts reported in the Summary Compensation Table. Amounts in column (f) include each executive’s aggregate contribution to our Deferred Compensation Plan, which have been reported as compensation to the executive in the Summary Compensation Table for prior years, but any earnings on such contributions which are included in column (f) have not been reported as compensation to the executive in the Summary Compensation Table for prior years.

The table below shows the investment funds available under our Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2010.

Annual Rate of
Investment Choices	Return

BlackRock Money Market — Class A	−.19%
PIMCO Inflation Protected Bond — Class A	7.79%
PIMCO Total Return — Admin Class	7.89%
BlackRock Bond Income — Class A	8.12%
BlackRock High Yield — Class A	16.00%
Metlife Stock Index — Class A	14.62%
MFS Total Return — Class F	9.65%
American Funds Growth-Income — Class 2 Shares	11.20%
Legg Mason ClearBridge Variable Fundamental Value — Class I	16.37%
Legg Mason ClearBridge Variable Investors — Class I	9.25%
Lord Abbett Growth and Income — Class B	16.78%
American Funds Growth — Class 2 Shares	18.44%
Janus Forty	9.46%
Lord Abbett Mid Cap Value — Class B	25.28%
Pioneer Mid-Cap VCT Value — Class II Shares	17.66%
BlackRock Aggressive Growth — Class D	14.95%
(MIST) Third Avenue Small Cap Value — Class B	19.66%
Dreyfus VIF Opportunistic Small Cap — Initial Shares	30.89%
(MSF) Russell 2000 Index — Class A	26.67%
Franklin Small-Mid Cap Growth Securities — Class 2 Shares	27.37%
American Funds Global Growth — Class 2 Shares	11.52%
Janus Aspen Series Worldwide — Service Shares	15.29%
Templeton Foreign Securities — Class 2	8.19%
Templeton Developing Markets Securities — Class 2	17.35%
Janus Aspen Series Global Technology — Service Shares	24.15%

Benefits under our Deferred Compensation Plan will be paid, subject to any limitations imposed by Section 409A of the Internal Revenue Code, upon termination of employment from the Company.

Potential Payments upon Termination of Employment and Potential Payments upon a Change-In-Control

We describe below any contract, agreement, plan or arrangement, written or unwritten, that provides for payment to an NEO at, following, or in connection with any termination of employment (including death or disability) or in connection with a change in control of the Company. Some of our plans, as discussed below, accelerate the vesting of option, restricted stock and similar equity awards and require payment of other amounts upon certain termination of employment events or changes in control. The Amended and Restated Change of Control Severance Agreements described below (the “Change of Control Agreements”) accelerate the vesting of option and other similar awards upon a change in control and require payment of salary, bonus and other amounts upon certain termination of employment events following a change in control. For potential payments upon a change of control to each of the NEOs subject to a Change of Control Agreement, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreements — Termination of Employment at December 31, 2010.” For potential payments to each of the NEOs related to other termination of employment, death or disability pursuant to our 2007 Incentive Plan and 1997 Incentive Plan, as amended, and the terms of stock option and restricted stock and unit award agreements made under such plans, refer to the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2010.”

Stock Options

We have granted stock options to certain of our employees under our 2007 Incentive Plan and our 1997 Incentive Plan, as amended. Certain change of control provisions within such plans may apply to all stock option awards. In addition, as described below under the heading Amended and Restated Change of Control Severance Agreements, stock options held by executives who have a Change of Control Agreement will immediately vest upon a change of control of the Company unless the administrator of our 2007 Incentive Plan and our 1997 Incentive Plan, as amended, provides for the assumption of such stock options by the acquiror or provides for a substitute or replacement award. The terms of all stock option awards provide for the immediate vesting of all such options upon the death of the holder. Certain stock options are granted by the Company subject to the achievement of performance metrics. Such stock options are not subject to accelerated vesting until the options, if any, are earned as determined by the Board or the Management Development and Compensation Committee, as applicable. For potential payments related to stock options to each of the NEOs who were party to a Change of Control Agreement at December 31, 2010, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreements — Termination of Employment at December 31, 2010” and for potential payments related to stock options to each of the NEOs employed at December 31, 2010, refer to the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2010.”

Stock and Unit Awards

We have granted stock awards, which may include restricted stock, restricted stock units and/or performance stock units, to certain of our employees under our 2007 Incentive Plan and our 1997 Incentive Plan, as amended. The terms of such awards may provide for the full or partial vesting of such awards if the employee’s employment is terminated in certain circumstances defined in the agreements or plans which constitute involuntary termination without cause, voluntary termination for good reason, disability, death or a change in control. Certain stock awards are granted by the Company subject to the achievement of performance metrics. Such stock awards are not subject to accelerated vesting until the awards, if any, are earned as determined by the Board and the Management Development and Compensation Committee, as applicable. For potential payments to certain executives at December 31, 2010 related to stock and unit awards, refer to the tables below under the headings “Potential Payments Under Amended and Restated Change of Control Severance Agreements — Termination of Employment at December 31, 2010” and “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2010.”

Cash Severance

All of our employees, including NEOs, are employed on an “at will” basis. Therefore, they do not have employment contracts with us which might have specified a cash severance amount. While the Company has a severance policy, amounts that may be paid as cash severance to an executive upon certain termination of employment events are not calculable because various factors will impact the amount of cash severance that the Company is willing to pay, if any, and the amount that the executive is willing to accept.

Pension Benefits

We do not provide defined benefit pension arrangements for our NEOs. Our NEOs are eligible to participate in our 401(k) defined contribution plan. In any plan year, we will contribute to each 401(k) plan participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan.

Nonqualified Deferred Compensation

We offer a nonqualified deferred compensation plan to our NEOs and certain of our U.S.-based salaried employees under our Deferred Compensation Plan. Under such plan, participants may elect to defer salary, bonuses and fees, commissions and refunds of 401(k) plan contributions. Participants will receive their cash balance, including any investment gains or losses, upon retirement, termination of employment or at certain other times in a lump-sum or in installments, as previously elected by the participant under the plan.

Other Post-Employment Payments

As noted above, all of our employees, including our NEOs, are employed on an “at will” basis. Therefore, they do not have employment contracts with us. We do not provide post-employment health coverage or other benefits, except in connection with the Change of Control Agreements we have entered into with our NEOs and certain other key employees, details of which are included below under the heading “Amended and Restated Change of Control Severance Agreements.” Accrued vacation days are paid in cash to all employees upon termination of employment.

Amended and Restated Change of Control Severance Agreements

We have entered into Change of Control Agreements with all of our NEOs, namely, Jeffrey B. Swartz, Carrie W. Teffner, Michael J. Harrison, Carden N. Welsh, Danette Wineberg and John P. Pazzani. The Change of Control Agreements for Messrs. Swartz, Harrison, Welsh and Pazzani and Ms. Wineberg generally provide that, if within 24 months following a change in control, the executive’s employment is terminated by the Company other than for “Cause” (as defined in the Change of Control Agreement) or by the executive for “Good Reason” (as defined in the Change of Control Agreement), we will make a lump sum cash payment to the executive equal to two times the sum of the executive’s annual base salary in effect at the date of termination and the average of the annual bonuses earned by the executive under our Short-Term Incentive Program over the preceding three full fiscal years, and for a period of 24 months following the date of termination the executive will also receive medical, dental, disability, life insurance and automobile benefits in effect at the time of termination. If the executive voluntarily terminates employment during the thirteenth full month following a change in control, then the executive will receive a lump sum cash payment from us equal to fifty percent of the salary and bonus amounts described above and 12 months of the other benefits described above. If the executive voluntarily terminates employment during the thirteenth month following a change of control and receives the payment and benefits described, the executive must agree not to compete with the Company for a period of six months. In the event that any payment or benefit made to an executive under the Change of Control Agreement will be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the Company will make an additional lump sum cash payment to the executive to make the executive whole for all taxes and any associated interest and penalties imposed under or as a result of Section 4999. In addition, in the event of a change of control pursuant to the Change of Control Agreement, any stock option, restricted stock or similar equity award (other than performance-based awards still subject to the Company’s performance) awarded to and held by the executive under the Company’s equity compensation plans and arrangements will become immediately exercisable to the extent not otherwise provided for under those plans and arrangements. In each case, the equity award will become immediately exercisable whether or not the executive’s employment is also terminated in connection with the change of control. The Change of Control Agreement calls for us to require that such agreement will be assumed by any of our successors.

The form of the Change of Control Agreement was amended and restated in 2008 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 18, 2008. The Change of Control Agreement was amended and restated primarily to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and final regulations promulgated thereunder. In accordance with the Amended and Restated Change of Control Agreement, Ms. Teffner’s agreement does not provide for any payment if she voluntarily terminates employment during the thirteenth full month following a change in control, but otherwise provides for the benefits described above.

Had a change in control transaction occurred on December 31, 2010, and had an NEO’s employment been terminated on December 31, 2010 without “Cause” or for “Good Reason”, as those terms are defined in the Change of Control Agreement, such NEO would have been eligible to receive the payments set forth in the columns under the heading “Within 24 Months of a Change in Control” in the table below. Assuming a change in control transaction occurred thirteen months earlier, and the NEOs voluntarily terminated their employment at December 31, 2010 for other than “Good Reason”, as that term is defined in the Change of Control Agreement, the NEOs would have been eligible to receive the payments set forth in the columns under the heading “During the 13th Month Following a Change in Control” in the table below.

Potential Payments under Amended and Restated Change of Control Severance Agreements — Termination of Employment at December 31, 2010

						During the 13th Month Following a
	Within 24 Months of a Change in Control					Change in Control
		Excise		Option			Excise		Option
	Salary &	Tax		and		Salary &	Tax		and
	Bonus	Gross Up	Benefits	Stock	Total	Bonus	Gross Up	Benefits	Stock	Total
Name	($)	($)	($)(1)	Awards(2)	($)	($)	($)	($)(1)	Awards(3)	($)

Jeffrey B. Swartz	2,728,531	0	70,040	4,247,346	7,045,917	1,051,770	0	35,020	2,841,995	3,928,785
Carrie W. Teffner(4)	871,570	0	30,016	295,583	1,197,169	0	0	0	0	0
Michael J. Harrison	1,234,750	0	30,366	1,374,125	2,639,241	494,535	0	15,183	959,885	1,469,603
Carden N. Welsh	1,218,339	432,445	20,500	1,274,208	2,945,492	493,219	0	10,250	735,353	1,238,822
Danette Wineberg	868,079	0	20,058	198,741	1,086,878	354,983	0	10,029	113,467	478,479
John P. Pazzani	864,483	0	27,097	296,682	1,188,262	341,376	0	13,548	162,224	517,148

(1)	This column lists medical, dental, disability, life insurance and automobile benefits, as applicable. The value of the insurance benefits is based upon the type of insurance coverage we carried for each officer as of December 31, 2010 and the expected cost to continue such coverage for periods of 24 months and 12 months, respectively. The annual automobile allowance in effect on December 31, 2010 for Mr. Swartz was $18,584. None of the other NEOs had an annual automobile allowance in effect on December 31, 2010.

(2)	This column lists the value of options and restricted stock and unit awards that may be provided to our named executive officers upon termination of employment following a change of control transaction. The calculations assume that a change of control occurred on December 31, 2010, that the named executive officer terminated employment on that date, and that the options and restricted stock and unit awards immediately vested and were cashed out. For stock options, amounts in this column represent the number of unvested options multiplied by the positive spread (if any) between the exercise price of each option and a stock price of $24.59 per share, which was the closing price of our Class A Common Stock on December 31, 2010. For restricted stock and unit awards, amounts in this column represent the number of unvested awards multiplied by a stock price of $24.59 per share, which was the closing price of our Class A Common Stock on December 31, 2010.

(3)	This column lists the value of options and restricted stock and unit awards that may be provided to our named executive officers who terminate employment during the 13th month following a change of control transaction. The calculations assume that a change of control occurred on November 1, 2009, that the options and restricted stock and unit awards vested and were cashed out at that time, and that the named executive officer voluntarily terminated employment thirteen months later. For stock options, amounts in this column represent the number of unvested options multiplied by the positive spread (if any) between the exercise price of each option and a stock price of $16.18 per share, which was the closing price of our Class A Common Stock on November 1, 2009. For restricted stock and unit awards, amounts in this column represent the number of unvested awards multiplied by a stock price of $16.18 per share, which was the closing price of our Class A Common Stock on November 1, 2009.

(4)	Ms. Teffner was hired in September 2009 and entered into a Change of Control Agreement at that time. As described above, Ms. Teffner’s agreement does not provide for any payment if she voluntarily terminates employment during the thirteenth full month following a change in control.

Potential Payments under Awards — Termination of Employment, Death and Disability at December 31, 2010

Certain outstanding equity awards contain terms providing for the full or partial vesting of the award upon termination of employment without Cause or for Good Reason (as those terms are defined in the applicable agreements) or upon death or disability. Assuming termination of employment for such reasons on December 31, 2010, the value that would have been recognized by each of the named executive officers is as follows (based on the closing price of $24.59 for the Company’s Class A Common Stock on December 31, 2010):

	Cause or Good Reason		Death				Disability
	Stock		Stock		Option		Stock
	Awards	Value	Awards	Value	Awards	Value	Awards	Value
Name	(#)	($)	(#)	($)	(#)	($)	(#)	($)

Jeffrey B. Swartz	13,650	335,654	15,600	383,604	253,360	3,863,757	15,600	383,604
Carrie W. Teffner	—	—	6,667	163,942	18,333	131,638	—	—
Michael J. Harrison	4,095	100,696	4,680	115,081	86,113	1,259,071	4,680	115,081
Carden N. Welsh	4,095	100,696	4,680	115,081	76,010	1,159,152	4,680	115,081
Danette Wineberg	—	—	1,290	31,721	11,715	167,040	—	—
John P. Pazzani	—	—	1,547	38,041	17,876	258,673	—	—

Equity Compensation Plan Information

Number of Securities
Remaining
	Number of Securities		Available for Future
	to be Issued	Weighted-Average	Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,228,989	$23.17	4,423,778 (1)
Equity compensation plans not approved by security holders	—	—	—

Total	4,228,989	$23.17	4,423,778

(1)	The amounts in columns (a), (b) and (c) assume that the Company has reserved for the performance stock units granted pursuant to the 2009 and 2010 Long Term Incentive Plans at the target award levels but that such awards were not outstanding at December 31, 2010. They also assume that the Company has reserved for the performance stock options granted pursuant to the 2010 Long Term Incentive Plan at the maximum award level but that such awards were not outstanding at December 31, 2010. For more information on these performance awards, see the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Grants of Plan-Based Awards Table — Fiscal Year 2010” and, in the Company’s Annual Report on Form 10-K, Footnote 13 to the financial statements included in Part II, Item 8 thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the number of shares of our Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either our Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and named executive officer, and (iii) all directors and executive officers as a group, as of the close of business on February 25, 2011:

	Shares Owned Beneficially
	Class A			Class B
Name and Address of Beneficial Owner(1)	Number(2)		Percent(3)	Number		Percent(3)

Sidney W. Swartz(4)	425,629		1.05	7,099,913	(5)	67.18
Judith H. Swartz and Robert N. Shapiro, as Trustees of The Sidney W. Swartz 1982 Family Trust(4)	278,204		*	3,220,612		30.47
BlackRock, Inc.(6)	2,993,584		7.40
Royce & Associates, LLC(7)	5,232,161		12.94
Jeffrey B. Swartz(4)	1,226,965	(8)	3.03	247,864	(8)	2.35
Michael J. Harrison	280,758		*
Danette Wineberg	134,348		*
Carden N. Welsh	111,907		*
Bill Shore	83,608		*
Ian W. Diery	74,967		*
Virginia H. Kent	71,042		*
John A. Fitzsimmons	67,233		*
Edward W. Moneypenny	62,368		*
Peter R. Moore	61,733		*
Terdema L. Ussery, II	57,479		*
Kenneth T. Lombard	48,165		*
Carrie W. Teffner	11,617		*
André J. Hawaux(9)	0		*
Catherine E. Buggeln(10)	0		*
John P. Pazzani	70,739		*
All directors and executive officers as a group (19 persons)	2,950,697		7.29	10,568,389		100

*	Does not exceed 1% of the class

(1)	Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2)	Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before April 25, 2011, as follows: Mr. Diery, 67,233; Mr. Fitzsimmons, 67,233; Mr. Harrison, 214,124; Ms. Kent, 67,175; Mr. Lombard, 40,431; Mr. Moneypenny, 57,479; Mr. Moore, 57,479; Mr. Pazzani, 69,192; Mr. Shore, 80,304; Mr. Jeffrey Swartz, 366,052; Ms. Teffner, 9,166; Mr. Ussery, 57,479; Mr. Welsh, 87,815; Ms. Wineberg, 123,682 and all executive officers and directors as a group, 1,503,207. Amounts also include the following awards which vest prior to April 25, 2011: (i) restricted stock awards to Mr. Jeffrey Swartz, 15,600; Mr. Harrison, 4,680; and Mr. Welsh, 4,680; and (ii) restricted stock units issued to certain executive officers, 5,021.

(3)	Percentages are calculated on the basis of the number of shares of common stock of each class held by a person or group (plus any shares such person or group has the right to acquire on or prior to April 25, 2011) over the total number of shares of common stock of each class outstanding as of February 25, 2011.

(4)	Sidney Swartz, his son Jeffrey and his grandchildren beneficially own all of the Class B Common Stock. As of February 25, 2011, Sidney Swartz, The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the “Family Trust”), and The Swartz Foundation, held, in the aggregate, approximately 71.1% of the combined voting power of the Company’s capital stock, and the Family Trust held less than 1% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a “control person” of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended. Jeffrey Swartz, the Company’s President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

(5)	Amount includes 544,729 shares of Class B Common Stock held by The Swartz Foundation, a private foundation, of which Sidney Swartz is one of two trustees.

(6)	BlackRock, Inc. beneficially owned 2,993,584 shares of Class A Common Stock. Address: 40 East 52nd Street, New York, NY 10022. Beneficial ownership as of December 31, 2010 based on a Schedule 13G filed with the SEC on February 9, 2011.

(7)	Royce & Associates, LLC beneficially owned 5,232,161 shares of Class A Common Stock (of which 3,032,279 shares of Class A Common Stock was beneficially owned by Royce Premier Fund, an investment company managed by Royce & Associates, LLC). Address: 745 Fifth Avenue, New York, NY 10151. Beneficial ownership as of December 31, 2010 based on a Schedule 13G filed with the SEC on January 25, 2011.

(8)	Amount includes 31,200 shares of Class A Common Stock and 183,484 shares of Class B Common Stock held by Mr. Jeffrey Swartz as custodian for minor children, and 87,204 shares of Class A Common Stock held by Mr. Swartz’s spouse.

(9)	Mr. Hawaux was appointed as a member of the Company’s Board of Directors on December 2, 2010.

(10)	Ms. Buggeln is a nominee for director at the Company’s 2011 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Company’s legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these “related persons” had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, our internal audit department conducts an annual review of the Company’s charitable contributions and submits a written request annually to all executive officers’ assistants regarding executive compensation, perquisites and related person transactions, responses to which are shared with the legal department. Information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethics, may be anonymously reported by employees through the Company’s Integrity Line and may be subsequently obtained by our general counsel. A copy of our Code of Ethics is posted on the corporate governance section of our website at www.timberland.com/investorrelations/index.jsp.

If a proposed related person transaction is identified by the legal department as one which would have to be reported in the Company’s Proxy Statement pursuant to applicable Securities and Exchange Commission regulations, our Governance and Nominating Committee is ultimately responsible for reviewing and approving or ratifying any such related person transaction. In evaluating a related person transaction, our Governance and Nominating Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors. The Governance and Nominating Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company. Based on information provided by the directors, executive officers, and the legal and internal audit departments, there were no related person transactions since the beginning of the Company’s 2010 fiscal year to be reported in this Proxy Statement under applicable Securities and Exchange Commission regulations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Management Development and Compensation Committee of the Board of Directors are Kenneth T. Lombard, Chair, John A. Fitzsimmons, Edward W. Moneypenny and Peter R. Moore. No member of the Management Development and Compensation Committee was at any time during the fiscal year ended December 31, 2010, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Management Development and Compensation Committee had any relationship with the Company during the fiscal year ended December 31, 2010 requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Management Development and Compensation Committee of the Company.

FINANCIAL AND OTHER INFORMATION

The Company intends to provide notice of the availability, or begin mailing, its 2010 Annual Report and Form 10-K to its stockholders on or about April 14, 2011. The 2010 Annual Report and Form 10-K include the Company’s audited financial statements and other important business information about the Company.

To obtain a free copy of the Company’s Annual Report and Form 10-K for the fiscal year ended December 31, 2010, which Form 10-K was filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (Telephone: (603) 773-1655).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The securities laws of the United States require the Company’s directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. All such persons satisfied these filing requirements during and with respect to fiscal year 2010. In making this disclosure, the Company has relied solely on written representations furnished to the Company by its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies intend to vote validly executed proxies in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2012 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 27, 2012 to be presented at that Annual Meeting. Any proposal received after such date will be untimely and will not be considered at the 2012 Annual Meeting of Stockholders. To be eligible for inclusion in next year’s Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than December 14, 2011. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

Timberland

IMPORTANT ANNUAL MEETING INFORMATION   000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

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A Company Proposals — The Board recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and 1 YEAR on Proposal 4.

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1. Election of Directors*:

Nominee	For	Withhold	Nominee	For	Withhold
01 - Sidney W. Swartz	☐	☐	06 - Edward W. Moneypenny	☐	☐
02 - Jeffrey B. Swartz	☐	☐	07 - Peter R. Moore	☐	☐
03 - Catherine E. Buggeln	☐	☐	08 - Bill Shore	☐	☐
04 - André J. Hawaux	☐	☐	09 - Terdema L. Ussery, II	☐	☐
05 - Kenneth T. Lombard	☐	☐	10 - Carden N. Welsh	☐	☐

Proposal	1 Yr	2 Yrs	3 Yrs	Abstain
4. An advisory vote on the frequency with which future advisory votes on executive compensation should be held.	☐	☐	☐	☐

C 1234567890   J N T
1 U P X   1 1 3 9 0 5 1

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Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 25, 2011. Plan participant voting instructions submitted through this site must be received by 11:59 p.m., Eastern Time, on May 23, 2011.
Vote by Internet • Log on to the Internet and go to www.envisionreports.com/TBL
• Follow the steps outlined on the secured website. Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
1 YEAR on Proposal 4.
1. Election of Directors*: 01 — Sidney W. Swartz 02 — Jeffrey B. Swartz 03 — Catherine E. Buggeln 04 — André J. Hawaux 05 — Kenneth T. Lombard
For Withhold
06 — Edward W. Moneypenny 07 — Peter R. Moore 08 — Bill Shore 09 — Terdema L. Ussery, II 10 - Carden N. Welsh
2. To ratify the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm.
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
4. An advisory vote on the frequency with which future advisory votes on executive compensation should be held.
Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign here personally, exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — THE TIMBERLAND COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the “Company”) and at any adjournments thereof, all shares of the Company’s Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 26, 2011, at 9:00 a.m., at The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885.
A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on April 1, 2011. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Edward W. Moneypenny, Peter R. Moore and Terdema L. Ussery, II and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect seven nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, Catherine E. Buggeln, André J. Hawaux, Kenneth T. Lombard, Bill Shore, and Carden N. Welsh; to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; and with respect to the advisory vote on the frequency with which future advisory votes on executive compensation should be held.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT TEN, TO ELECT ALL TEN NOMINEES, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT; AND TO APPROVE, ON AN ADVISORY BASIS, HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
Non-Voting Items
Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.